INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion in this Post-Effective Amendment No. 21 to Registration Statement No.2-87490 on Form N-1A under the Securities Act of 1933, of our report dated February 1, 2002, relating to PC&J Performance Fund, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.

DELOITTE & TOUCHE LLP
     / s /

Dayton, Ohio
April 29, 2002.